SUNDANCE VENTURES	1419 - 133 A Street Surrey BC V4A 6A2 Ph 604-351-4675 Email sunven@telus.net

Exhibit 14.5 to
Form 20-F

May 14, 2004

Silver Standard Resources Inc.
Suite 1180, 999 West Hastings Street
Vancouver, BC
Canada V6C 2W2

Dear Sirs:

Re: Reports on the Challocollo Project, Chile and San Marcial Project, Mexico.

Sundance Ventures:

o	has reviewed the summary of the estimate of resources at the Challocollo Project in Chile and San Marcial Project in Mexico included in the Form 20-F for the year ended December 31, 2003 of Silver Standard Resources Inc. ("Silver Standard");;

o	confirms that each summary of an estimate of resources concurs with the estimate contained in our reports prepared for the Challocollo Project in Chile and San Marcial Project in Mexico;

o	consents to being referenced in the Form 20-F for the year ended December 31, 2003 of Silver Standard; and

o	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2003 of Silver Standard.

Yours Sincerely,

SUNDANCE VENTURES

"C. Stewart Wallis"

C. Stewart Wallis
Managing director